UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 3, 2021

Name of Registrant, State of Incorporation, Address of Principal Executive Offices, Telephone Number, Commission File Number, IRS Employer Identification Number

ALLIANT ENERGY CORPORATION
(a Wisconsin Corporation)
4902 N. Biltmore Lane
Madison, Wisconsin 53718
Telephone (608) 458-3311
Commission File Number - 1-9894
IRS Employer Identification Number - 39-1380265

INTERSTATE POWER & LIGHT COMPANY
(an Iowa corporation)
Alliant Energy Tower
Cedar Rapids, Iowa 52401
Telephone (319) 786-4411
Commission File Number - 1-4117
IRS Employer Identification Number - 42-0331370

(Former name or former address, if changed since last report.)

This combined Form 8-K is separately filed by Alliant Energy Corporation and Interstate Power and Light Company.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Alliant Energy Corporation, Common Stock, $0.01 Par Value, Trading Symbol LNT, Nasdaq Global Select Market
Interstate Power and Light Company, 5.100% Series D Cumulative Perpetual Preferred Stock, $0.01 Par Value, Trading Symbol IPLDP, Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Alliant Energy Corporation - Emerging growth company ☐
Interstate Power and Light Company - Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
Alliant Energy Corporation ☐
Interstate Power and Light Company ☐

Item 8.01 Other Events.

On November 3, 2021, Interstate Power and Light Company (“IPL”), a wholly owned subsidiary of Alliant Energy Corporation (NASDAQ: LNT), issued a notice of redemption for all of the 8,000,000 outstanding shares of IPL’s 5.100% Series D Cumulative Perpetual Preferred Stock, $0.01 par value, which is listed on the Nasdaq Global Select Market under the symbol IPLDP (the “Series D Preferred Stock”). The redemption will be effective on December 15, 2021 (the “Redemption Date”). The redemption price will be $25 per share, which is equal to $25 per share plus accrued and unpaid dividends to, but excluding, the Redemption Date (the “Redemption Price”).

The total amount being paid by IPL to effect the redemption is approximately $200 million. The Redemption Price does not include the quarterly dividend that is scheduled to be paid on December 15, 2021 to applicable holders of record.

All of the Series D Preferred Stock are held in book-entry form through the Depository Trust Company (“DTC”) and will be redeemed in accordance with the procedures of DTC. On the Redemption Date, all of the Series D Preferred Stock remaining issued and outstanding as of such date will be redeemed and holders of Series D Preferred Stock will be entitled to receive the Redemption Price for such shares.

IPL will deposit the aggregate Redemption Price for all of the Series D Preferred Stock with EQ Shareowner Services (the “Redemption and Paying Agent”), as redemption agent. Payment to DTC for the Series D Preferred Stock will be made by the Redemption and Paying Agent. The address for the Redemption and Paying Agent is as follows:

EQ Shareowner Services
1110 Centre Pointe Curve Suite 101
Mendota Heights, MN 55120
Attn: Corporate Actions

Questions relating to, and requests for additional copies of the notice of, this redemption should be directed to the Redemption and Paying Agent at 1-800-468-9716.

The Redemption Price shall become due and payable on the Redemption Date. Payment of the Redemption Price will be made promptly following the later of the Redemption Date and the time of book-entry transfer. Unless IPL defaults in the payment of the Redemption Price, no dividends on the Series D Preferred Stock being redeemed will accrue after the Redemption Date, nor will any interest accrue on amounts held by the Redemption and Paying Agent to pay the Redemption Price. On the Redemption Date, all rights of each holder of Series D Preferred Stock as a holder of Series D Preferred Stock shall terminate, other than the right to receive the Redemption Price.

Because the redemption is a redemption in full, the shares of the redeemed Series D Preferred Stock will be delisted from trading and not listed on any other exchange.

Forward-Looking Statements

This Current Report on Form 8-K includes “forward-looking statements” within the meaning of the federal securities laws, including Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended. These statements involve inherent risks and uncertainties that could cause actual results to differ materially from those projected or anticipated, including risks related to the redemption of the Series D Preferred Stock and other risks outlined in IPL’s public filings with the Securities and Exchange Commission, including IPL’s most recent annual report on Form 10-K and subsequent Quarterly Reports on Form 10-Q. All information provided in this Current Report on Form 8-K speaks as of the date hereof. Except as otherwise required by law, IPL undertakes no obligation to update or revise its forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Alliant Energy Corporation and Interstate Power and Light Company have each duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLIANT ENERGY CORPORATION

Date: November 3, 2021	By:/s/ Robert J. Durian
Robert J. Durian
Executive Vice President and Chief Financial Officer

INTERSTATE POWER AND LIGHT COMPANY

Date: November 3, 2021	By:/s/ Robert J. Durian
Robert J. Durian
Executive Vice President and Chief Financial Officer